Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated February 8, 2021 with respect to the shares of Common Stock of Cancer Genetics, Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: February 8, 2021

Bigger Capital Fund, LP		Bigger Capital Fund GP, LLC

By:	Bigger Capital Fund GP, LLC, its general partner	By:	/s/ Michael Bigger
Michael Bigger
By:	/s/ Michael Bigger		Managing Member
Michael Bigger
Managing Member
District 2 Capital LP

District 2 Capital Fund LP		By:	/s/ Michael Bigger
Michael Bigger
By:	District 2 GP LLC, its general partner		Managing Member

By:	/s/ Michael Bigger
	Michael Bigger	District 2 Holdings LLC
Managing Member
		By:	/s/ Michael Bigger
Michael Bigger
District 2 GP LLC			Managing Member

By:	/s/ Michael Bigger
	Michael Bigger	/s/ Michael Bigger
	Managing Member	Michael Bigger